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                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of SRA International, Inc. of our report dated May 28, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 28, 2003, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP

McLean, Virginia
May 29, 2003